EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2006 (except for Note 11 for which the date is October 16, 2006), relating to the financial statements of World Energy Solutions, Inc., appearing in the Registration Statement on Form S-1 (File No. 333-136528), as amended.

/s/ UHY LLP

Boston, Massachusetts
January 16, 2007